                                                                   EXHIBIT 10.19


                               LICENSE AGREEMENT

                                    BETWEEN

                                 BENTHOS, INC.

                                      AND

                              OPTIKOS CORPORATION

                                 JULY 29, 1997

                               LICENSE AGREEMENT

       AGREEMENT made as of the 29th day of July, 1997 between OPTIKOS CORPORATION, a Massachusetts corporation with a principal place of business located at 286 Cardinal Medeiros Avenue, Cambridge, Massachusetts 02141 ("Optikos") and BENTHOS, INC., a Massachusetts corporation with a principal place of business located at 49 Edgerton Drive, North Falmouth, Massachusetts 02556 ("Benthos").

                                  WITNESSETH:

       WHEREAS, Benthos is engaged in the packaged product inspection industry;

       WHEREAS, Optikos is the owner of certain Technology, as hereinafter defined;

       WHEREAS, Benthos and Optikos have been co-developing the Technology with a view to Benthos acquiring an exclusive worldwide license to the Technology; and

       WHEREAS, Optikos and Benthos want to reduce their agreement with respect to the licensing of the Technology to writing.

       NOW, THEREFORE, in consideration of the premises, and the mutual covenants, conditions and agreements hereinafter set forth, Optikos and Benthos intending to be legally bound, hereby mutually agree as follows:


                               1.   DEFINITIONS
                                    -----------

1.1    "AGREEMENT" shall mean this Agreement.

1.2 "ANNUAL EXCLUSIVITY AMOUNT" shall mean the sum of Twenty Thousand ($20,000.00) Dollars.

1.3 "CONFIDENTIAL INFORMATION" shall mean trade secrets, know how, materials, data, procedures, financial information, customer information, business strategies, technical information of both Optikos and Benthos which is not readily available or otherwise known by the public.

1.4 "DELIVERABLES" shall mean the items listed on Appendix B hereto which perform as described in Appendix A hereof.

1.5 "DELIVERY DATE" shall mean the date on which the Deliverables are delivered by Optikos to Benthos pursuant to Section 5 hereof.

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1.6    "DOCUMENTATION" shall mean copies of any tangible information in existence as of the Delivery Date which were generated by Optikos hereunder to document the structure and operation of the Deliverables.

1.7 "EXCLUSIVITY DIFFERENTIAL AMOUNT" shall mean the amount computed by subtracting the amount of License Fees paid to Optikos with respect to a fiscal year from the Annual Exclusivity Amount.

1.8 "FIELD OF USE" shall mean the packaged product inspection industry, including without limitation, packaged products containing solid, liquid, gaseous, vacuums, and contents consisting of various combinations thereof, and packaging of all kinds, including without limitation, paper, aluminum, glass, metal, plastic, cardboard, and the like. All other fields of use are reserved to Optikos.

1.9 "FIRST YEAR" shall mean that fiscal year of Benthos commencing on October 1, 1997, or if the fiscal year of Benthos is subsequently changed on the first fiscal year of Benthos to commence after January 1, 1997.

1.10 "LICENSE FEES" shall mean the monies specified in Section 8. hereof to be paid by Benthos to Optikos for the rights in the Technology granted by Optikos to Benthos herewith.

1.11 "NET SELLING PRICE" shall mean, in the event the Product is sold or leased on a stand alone basis, then the gross selling price or rental payments for the Product less any of the following but only insofar as they pertain to the sale or lease of the Product by Benthos and are included in such gross selling price or rental payment.

               A. sales or excise taxes paid directly or indirectly by Benthos;

               B. any shipping costs actually paid and separately itemized by
                  Benthos; and

               C. normal and customary trade discounts, returns, and allowances actually paid or allowed.

       In those instances where the Product is sold or leased bundled or as a part of a system or with other products of Benthos, the Net Selling Price shall be determined by multiplying the Net Selling Price or rental of the bundled product by a fraction, the numerator of which is the list price of the Product and the denominator of which is the total price of all products in the bundled product comprising the Product.

1.12 "PRODUCT" shall mean an optically based inspection machine to be utilized in the Field of Use.

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1.13   "STATEMENT OF WORK" shall mean the development work described on Appendix
C hereto.

1.14 "TECHNOLOGY" shall mean certain property rights, concepts and technologies related to the optical detection of characteristics of packaged containers (including height of fill) which includes all of the following intellectual property of Optikos:

               A. United States Patent Provisional Application No. 60/042377
                  filed on March 24, 1997 and attached hereto as Appendix A.

               B. Any releases, extensions, divisional applications,
                  continuations or continuations in part of the patents described in Subparagraph A above and any patents issuing as a result of such applications;

               C. All foreign counterparts of the items described in
                  Subparagraph A and B above;

               D. Other trade secrets, know how and other information related to the subject matter hereof communicated by any means from Optikos to Benthos provided it is related to the contents of Appendix A; and

               E. The Documentation.

1.15   "TERM" shall mean perpetual.

                            2.  OWNERSHIP OF RIGHTS
                                -------------------

       Optikos represents and warrants that Optikos, to the best of its knowledge, is the sole and exclusive owner of the Technology. With the exception of the rights granted herein to Benthos, all other rights with respect to the Technology are expressly reserved by Optikos.

                                   3.  GRANT
                                       -----

       Optikos hereby grants to Benthos an exclusive, nonassignable, nontransferable, worldwide, license to use the Technology solely in the association with the manufacture, lease, sale, use, advertising, marketing or distribution of the Product in the Field of Use. Benthos may sublicense the rights granted hereunder provided that such sublicenses are consistent with the license granted hereunder. Any sublicense granted by Benthos in violation of this provision shall be void and shall be deemed to be a material breach of this Agreement. Optikos will provide Benthos with any enhancements, modifications or improvements to the Technology, provided such shall be based on or derived from the Deliverables. Benthos hereby provides Optikos with a royalty-free, worldwide, nonexclusive license to any modifications, improvements and enhancements to the

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Technology that Benthos makes provided that such shall be based on or derived from the Deliverables and that the nonexclusive license shall be limited to the fields of use reserved hereunder by Optikos.

                             4.  DEVELOPMENT COSTS
                                 -----------------

       Benthos shall pay for certain development costs with respect to the Technology, the Documentation and the creation of a prototype Product, provided that:

4.1    all development costs are approved in advance in writing by Benthos;

4.2    all development costs are related to the Statement of Work; and

4.3 the aggregate of such development costs up to and including the Delivery Date shall not exceed the amounts set forth in Appendix C hereto.

                               5.  DELIVERABLES
                                   ------------

       The Deliverables shall be delivered by Optikos to Benthos on or before December 31, 1997. Failure to deliver the Deliverables in a timely manner shall be a material breach of the Agreement.

                                6.  ACCEPTANCE
                                    ----------

       Upon receipt of the Deliverables, Benthos shall have thirty (30) calendar days to inspect the Deliverables and insure that the Deliverables satisfy the specifications set forth in the Statement of Work. In the event that Benthos determines that the Deliverables do not meet the specifications of the Statement of Work, Benthos shall provide written notice to Optikos within said thirty (30) day period of the nonconformity of the Deliverables to the specifications and return the nonconforming portion of the Deliverables to Optikos. Optikos will use reasonable commercial efforts at the expense of Optikos to cure the nonconformity as soon as possible but in all events within thirty (30) days of the receipt of the nonconforming Deliverables. If such nonconformity cannot be cured by Optikos within such thirty (30) day period, then Benthos shall have a period of thirty (30) days thereafter to cure the nonconformity. If the nonconformity cannot be cured, then Benthos may elect to terminate this Agreement. If such nonconformity is cured by Benthos, any expenses incurred by Benthos shall be credited against further License Fees payable to Optikos. The acceptance of the Deliverables by Benthos will be deemed to have occurred upon the first to occur of the following:

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6.1    written notification of acceptance by Benthos to Optikos within thirty
(30) days after the Delivery Date;

6.2 expiration of thirty (30) calendar days after the Delivery Date without written notice of nonacceptance by Benthos having been received by Optikos; or

6.3    Benthos sells or leases the Product in a commercial sale or rental.

                              7.  EXPORT CONTROLS
                                  ---------------

       It is understood that Optikos and Benthos are subject to the United States law and regulations controlling the export of technical data, computer software, laboratory prototype and other commodities, and that their obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by Benthos that Benthos shall not export data or commodities to certain foreign countries without prior approval of such agency. Optikos neither represents that a license shall not be required nor that, if required, it shall be issued. Benthos shall be responsible for payment of all reasonable costs, attendant to securing said licenses.

                               8.  LICENSE FEES
                                   ------------

8.1 Benthos shall pay a License Fee to Optikos for each Product sold or leased in a commercial transaction equal to the following of the Net Selling
Price: ten (10) percent for up to twenty (20) units shipped, 7.5 percent for between 21 and 50 units shipped, 6.5 percent for between 51 and 100 units shipped, and 5 percent for each units over 100 units shipped. For the purposes hereof, the License Fee of Optikos will be deemed to be computed based on units of Product invoiced by Benthos during the fiscal year.

8.2 In all events, this Agreement will be an exclusive license of Technology in the Field of Use for the period prior to the commencement of the First Year. After the commencement of the First Year and in the event that, during any fiscal year of Benthos commencing with the First Year, Optikos receives License Fees attributable to a particular fiscal year which are less than the Annual Exclusivity Amount, then Benthos may either (i) elect to pay the Exclusivity Differential Amount to Optikos and maintain the exclusive nature of the license of the Technology in the Field of Use; or (ii) not pay the Exclusivity Differential Amount and allow this Agreement to become a nonexclusive license of the Technology in the Field of Use commencing on the 61/st/ day after the end of such fiscal year. In all events, if Optikos receives the Annual Exclusivity Amount with respect to the preceding fiscal year of the Company in accordance with the above provisions, this Agreement will be deemed to be an exclusive license of the Technology in the Field of Use by Optikos to Benthos for the subsequent year. The election hereunder must be made by Benthos

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within sixty (60) days of the end of the preceding fiscal year. If the Annual
Exclusivity Amount was not received in License Fees attributable to a particular fiscal year, then Benthos will be deemed to have waived the exclusive rights of Benthos to license the Technology in the Field of Use if the Exclusivity Differential Amount has not been paid to Optikos within sixty (60) days of the end of the pertinent fiscal year. In all events, if Optikos receives License Fees which are at least equal to the Annual Exclusivity Amount with respect to any fiscal year, commencing with the First Year, within sixty (60) days of the end of such fiscal year, then this Agreement will remain exclusive for the next subsequent fiscal year without any further action on the part of Optikos or Benthos.

8.3 No multiple License Fees shall be payable as a result of the manufacturer, sale or lease of the Product involving the Technology in the event it may be covered by more than one patent application or patent However, all License Fees and Annual Exclusivity Fees shall be paid hereunder as long as Product is based on, incorporates or is derived from Technology.

8.4 All License Fees or any other amounts required to be paid hereunder shall be paid in United States Dollars at the principal place of business of Optikos in Cambridge, Massachusetts or at such other address as Benthos may be directed from time to time in writing by Optikos.

8.5 All License Fees provided for under this Agreement shall accrue when the Product is sold.

8.6 Benthos shall keep full, true and accurate books of account and records containing all particulars that may be necessary for the purposes of showing the amounts payable to Optikos hereunder. Said books of account shall be kept at the principal place of business or the principal place of business of the appropriate division of Benthos to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for three (3) years following the end of the fiscal year to which they pertain, to the inspection of independent certified public accountants to be proposed by Optikos and approved by Benthos, said approval not to be unreasonably withheld, for the purpose of verifying License Fees or compliance in other respects with this Agreement, such inspection is to occur no more than once each calendar year upon reasonable prior notice to Benthos. The expense of such inspection shall be borne by Optikos unless such inspection reveals a deficiency of at least 15% in payments due to Optikos by Benthos in which case Benthos shall pay for such inspection.

8.7 The License Fees shall be payable to Optikos within one (1) month after the end of each quarter of the fiscal year of Benthos. Benthos shall have the option of paying any portions of the License Fees herein provided at any time earlier than that specified. Each payment of License Fees shall be accompanied by true and accurate reports giving such particulars of the business conducted by Benthos during the period to which such payment applies under this Agreement ending thirty (30) days prior to such payment date as shall be pertinent to an accounting hereunder.

8.8 The License Fees set forth in this Agreement shall, if overdue, bear interest until payment at the rate of 1.5% per month. The payment of such interest shall not foreclose Optikos from

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exercising any other rights Optikos may have as a consequence of the lateness of any payment.

                                 9. WARRANTIES
                                    ----------

9.1 LICENSOR REPRESENTATIONS AND WARRANTIES. Optikos has no knowledge of any third party claims regrading proprietary rights in the Property which would interfere with the rights granted under this Agreement. EXCEPT AS PROVIDED IN THIS AGREEMENT, Optikos MAKES NO OTHER WARRANTY EXPRESS OR IMPLIED WITH RESPECT TO ITS PROPERTY. ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED.

9.2 LICENSEE REPRESENTATIONS AND WARRANTIES. Benthos warrants that the Product and any other articles covered by this Agreement and its policy of sale and exploitation shall be of such standard as the best quality of similar products presently sold by Benthos in the Territory and shall be in full conformance with all applicable laws and regulations.

9.3    The provisions of this Section shall survive any termination.

                             10.  INDEMNIFICATION
                                  ---------------

10.1 INDEMNIFICATION BY LICENSOR. Optikos shall indemnify Benthos from any damages arising from any breach of Optikos' warranties in Section 9 hereof provided: (a) such claim, if sustained, would prevent Benthos form marketing the Products or the Technology; (b) such claim arises solely out of the Property as disclosed to the Benthos, and not out of any change in the Technology made by Benthos or a vendor of Benthos, or by reason of any off-the-shelf component or by reason of any claim for trademark infringement; (c) Benthos gives Optikos prompt written notice of any such claim; (d) such indemnity shall only be applicable in the event of a final decision by a court of competent jurisdiction from which no appeal of right exists; and (e) that the maximum amount due from Optikos to Benthos under this paragraph shall not exceed fifty (50%) percent of amount due to Optikos under Section 8 from the date that Benthos notifies Optikos of the existence of such a claim as made in writing by a third party. Before the institution of a suit against Benthos coming within the scope of this Section, and after such notice, Benthos may take as a credit against fifty (50%) percent of royalties due after notification, its reasonable legal fees and expenses paid to outside counsel in connection with such claim. After the commencement of a suit against Benthos or a customer of Benthos coming within the scope of this paragraph, Benthos may place fifty percent of the royalists thereafter due to Optikos under Section 5. in a separate interest bearing fund hereinafter referred to a "Legal Fund". Benthos may draw against such Legal Fund to satisfy all the reasonable expenses of defending such suit paid to outside counsel and third parties and of any judgment or settlement made therein. In the event the Legal Fund shall be insufficient to pay the then current defense obligations, Benthos may advance monies on behalf of said Legal Fund and shall be reimbursed as payments are credited to the Legal Fund. Optikos'

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and Optikos' agent's liability to Benthos shall not extend beyond the loss of its royalty deposit in the Legal Fund as set forth in this paragraph. After such suit has been concluded by settlement or otherwise, any balance remaining in the Legal Fund shall be paid to Optikos and all future royalties due to Optikos shall be paid to Optikos as they would otherwise become due. Benthos shall not permit the time for appeal from an adverse decision on a claim to expire or settle such a claim without the consent of Optikos, which consent shall not be unreasonably withheld.

10.2 INDEMNIFICATION BY LICENSEE. Benthos hereby indemnifies Optikos and undertakes to defend Optikos and hold Optikos harmless (including without limitation attorney's fees and costs) from any claims arising out of or incurred in connection with any allegedly unauthorized use of any patent, process, idea, method, device, or copyright by Benthos in connection with the Product, the Property or any other articles covered by this Agreement or any other alleged action by Benthos and also from any claims arising out of advertising distribution or marketing of the Product, provided that, such indemnity shall only be applicable in the event of a final decision by a court of competent jurisdiction and the maximum amount of such indemnity shall not exceed the total amount of License Fees paid to Optikos.

                        11.  PROPRIETARY RIGHTS; TITLE
                             -------------------------

       Optikos may, but is not obligated to seek, in its own name and its own expense, appropriate patent, trademark or copyright protection in the United States for the Technology and Optikos makes no warranty or representation with respect to the validity of any patent, trademark or copyright which may be granted with respect to the Property. Optikos grants to Benthos the right to apply for foreign patents on the Property or Product provided that such patents shall be applied for in the name of Optikos and licensed to Benthos during the Term and pursuant to the conditions of this Agreement. Benthos shall have the right to deduct its reasonable out of pocket expenses for the preparation, filing and prosecution of any such foreign patent application (but in no event more than $10,000 for all applications from future royalties due to Optikos under the terms of this Agreement. Benthos shall obtain Optikos' prior written consent before incurring expenses for any foreign patent application. This Agreement is conditioned on Benthos's compliance with the provisions of the trademark, patent and copyright laws of the United States and any foreign country in the Territory. All copies of the Product as well as all promotional material shall bear appropriate proprietary notices. Benthos, if it so desires, may commence or prosecute any claims or suits against third parties regarding such title or rights in its own name. Benthos shall notify Optikos in writing of any infringements or imitations by others of the Product, or trademarks of Optikos on articles similar to those covered by this Agreement which may come to Benthos' attention. Benthos shall not institute any suit or take any action on account of any such infringements or imitations without first obtaining the written consent of Optikos to do so and such consent shall not be unreasonably withheld. Optikos will cooperate fully and in good faith with Benthos for the purpose of securing and preserving Benthos' (or any grantor of Benthos') rights in and to the Technology and any works derived from the Technology. Any recovery, (including but not limited to a licensing agreement included as resolution of an infringement of an infringement dispute) procured by Benthos whether by judgment, settlement or otherwise shall be divided equally between Optikos and Benthos after deduction of Benthos' reasonable attorney's fees in procuring such recovery.

                             12.  CONFIDENTIALITY
                                  ---------------

       Optikos and Benthos acknowledge that each may be furnished or may otherwise receive or have access to Confidential Information. The parties agree to preserve and protect the confidentiality of the Confidential Information. The terms, provisions and substance of this Agreement shall remain within the strictest confidence of all parties, and no party shall disclose such information to third parties without the prior written consent of the other unless required to do so by law. The provisions of this Section shall survive the termination of this Agreement.

                                13.  INSURANCE
                                     ---------

       Benthos shall, throughout the Term obtain and maintain, at its own expense, standard product liability insurance coverage. Such policy shall: (a) be maintained with a carrier having a Moody's rating of at least B; and (b) provide protection against any and all claims, demands and causes of action arising out of any defects or failure to perform, alleged or otherwise, of the Products or any use of the Licensed Products. The amount of coverage shall be a minimum of $2,000,000 combined single limit. Benthos shall furnish Optikos with a certificate from its product liability insurance carrier evidencing such insurance coverage and in no event shall Benthos distribute the Product prior to receipt by Optikos and Agent of such evidence of insurance.

                               14.  TERMINATION
                                    -----------

       The parties shall have the right to terminate this Agreement and the license granted in this Agreement as follows:

14.1 TERMINATION FOR BREACH. Any party shall have the right to terminate this Agreement at any time if any other party materially breaches any of its obligations pursuant to this Agreement and such breach is not cured within thirty (30) days after written notice from the nonbreaching party.

14.2 OPTIKOS' RIGHT TO TERMINATE. Optikos shall have the right to terminate this Agreement in the event that Benthos (a) terminates or suspends its business; (b) Benthos fails to pay License Fees when due, or fails to accurately report net sales as defined in the payment section of this Agreement; (c) makes an assignment for the benefit of creditors; (d) becomes subject to any voluntary or involuntary order of any governmental agency involving the recall of any of the

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Product because of safety, health, or other hazards or risks to the public; (e)
fails to maintain or obtain product liability insurance as required by the provisions of this Agreement; (f) becomes insolvent or becomes subject to direct control by a trustee, receiver or similar authority for a period of more than thirty (30) days; (g) attempts to assign or sublicense rights without the permission of Optikos; or (h) fails to commence sale of the Product within a reasonable period of time following acceptance of the Technology by Benthos after the Delivery Date in accordance with Section 6 hereof provided that, any such breach is not cured by Benthos within thirty (30) days written notice to Benthos by Optikos of the alleged breach.

14.3 EFFECT OF TERMINATION OR EXPIRATION. Upon expiration or termination of this Agreement, all obligations with respect to License Fees shall be satisfied by Benthos. After the expiration or termination of this Agreement, all rights granted to Benthos under this Agreement shall revert to Optikos, and Benthos will refrain from further manufacturing, copying, marketing, distribution, or use of the Product or other product which incorporates the Technology. Within thirty (30) days after termination or expiration, Benthos shall deliver to Optikos a statement indicating the number and description of the Product which it has on hand or is in the process of manufacturing as of the expiration or termination date. After expiration of the Agreement, Benthos, may sell Product which Benthos has on hand, in process, or for which there are outstanding purchase orders on the termination date, for a period of one year after termination or expiration except that Benthos shall have no such right in the event: (a) of a government recall of the Product, (b) Benthos' failure to secure or maintain insurance as required by this Agreement; or (c) Benthos' failure to accelerate and pay all License Fees and furnish all statements for that period. Benthos acknowledges that its failure to halt the sale, distribution or manufacture of the Product after termination or expiration of this Agreement will result in immediate and irremediable damage to Optikos. Benthos acknowledges that there is no adequate remedy at law for such failure to cease copying, manufacture, and distribution and that in the event of such failure Optikos shall be entitled to equitable relief by way of temporary and permanent injunctions and such other further relief as any court with jurisdiction may deem just and proper. No party to this Agreement shall be liable by reason of termination of this Agreement to the other for damages on account of any loss of prospective profits on anticipated sales or on account of expenditures, investments, leases or other commitments relating to the business or goodwill of any party, notwithstanding any law to the contrary.

                              15.  MISCELLANEOUS
                                   -------------

15.1 ATTACHMENTS AND EXHIBITS. Any material contained in an attachment, exhibit or addendum to this Agreement shall be incorporated in this Agreement. From time to time, the parties may revise the information specified in the attachments or exhibits. Such revisions, if executed by all parties, shall be incorporated in this Agreement and shall be binding on the parties.

15.2 ATTORNEY'S FEES AND EXPENSES. Each party shall pay its own attorney's fees incurred in enforcing this Agreement.

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

15.3 ENTIRE UNDERSTANDING. This Agreement expresses the full, complete and exclusive understanding of the parties with respect to the subject matter hereof and supersedes all prior proposals, representations, agreements and understandings, whether written or oral.

15.4 FORCE MAJEURE. Dates or times by which any party is required to make performance under this Agreement shall be postponed automatically to the extent that any party is prevented from meeting them by strikes, Wars, Acts of God, or other causes beyond their reasonable control, except that if such conditions persist for a period of six months and are particular to Benthos as opposed to the toy industry as a whole, then Optikos may terminate this Agreement.

15.5 ASSIGNMENT. Benthos may not assign or transfer its rights or obligations pursuant to this Agreement without the prior written consent of Optikos which consent shall not be unreasonably withheld, delayed or qualified. Any assignment or transfer in violation of this Section shall be void.

15.6 ARBITRATION. If a dispute arises between the parties arising under or relating to this Agreement, the parties agree to submit such dispute to arbitration in the Commonwealth of Massachusetts conducted on a confidential basis pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Any decision or award as a result of any such arbitration proceeding shall be in writing and shall provide an explanation for all conclusions of law and fact and shall include the assessment of costs, expenses and reasonable attorney's fees. Any such arbitration shall be conducted by an arbitrator experienced in merchandising or licensing law and shall include a written record of the arbitration hearing. The parties reserve the right to object to any individual who shall be employed by or affiliated with a competing organization or entity. An award of arbitration may be confirmed in a court of competent jurisdiction.

15.7 WAIVER. The waiver or failure of any party to exercise in any respect any right provided for herein shall not be deemed a waiver of any further right under this Agreement.

15.8 NO JOINT VENTURE. No party shall represent themselves to be the employee, franchisee, franchisor, joint venturer, officer or partner of the other party and nothing in this Agreement shall be construed to place the parties in the relationship of partners or joint venturers.

15.9 INVALIDITY. If any provision of this Agreement is invalid under any applicable statute or rule of law, it is to that extent to be deemed omitted and the remaining provisions of this Agreement shall in no way be affected or impaired thereby.

15.10 GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

15.11 NOTICES. Any notice or communication required or permitted to be given under this Agreement shall be sufficiently given when mailed by certified mail, postage prepaid, or sent by facsimile transmission, cable or overnight courier, charges prepaid, in each case properly

                                      -11-
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addressed to the addresses of the parties indicated on the signature page and such notice shall be deemed to have been given as of the date so mailed or sent.


OPTIKOS:                                OPTIKOS CORPORATION

                                        By STEPHEN D. FANTONE
                                           ---------------------
                                           Stephen D.  Fantone
                                           President

BENTHOS:                                BENTHOS, INC.

                                        By: JOHN L. COUGHLIN
                                           ---------------------
                                            John L. Coughlin
                                            President and ChiefExecutive Officer

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